                                                                EXHIBIT 10(x)(7)


                                AMENDMENT NO. 12
                                       TO
                              THE UPS SAVINGS PLAN


                 WHEREAS, United Parcel Service of America, Inc. ("UPS") and its affiliated corporations established, effective July 1, 1988, the UPS Savings Plan (the "Plan") in order to permit their eligible employees to put money aside on a tax deferred basis to supplement that which they will receive under Social Security and other pension and retirement plans; and

                 WHEREAS, the Plan has been amended eleven times before, the most recent being Amendment No. 11 effective as of January 1, 1993; and

                 WHEREAS, it is desired to amend the Plan further to conform to the disclosure requirements with respect to the participant-directed investment of Plan accounts, described in the final regulation to Section 404(c) of ERISA.

                 NOW THEREFORE, pursuant to the authority vested in the Board of Directors by Section 9.1 of the Plan, the Plan is hereby amended in the following respects, effective January 1, 1994:

                 1. Subsection 4.4 is amended by adding the following sentence immediately prior to the first sentence of subsection (a) thereof:

                          It is intended that the Plan satisfy the conditions
                 for the participant-directed investment of Plan accounts contained in Section 404(c) of ERISA and the regulation thereunder (Labor Regulation Section 2550.404c-1), so as to afford to each Participant the opportunity to exercise control over the assets in his or her Individual Account and to choose, from a broad range of investment alternatives, the manner in which said assets are invested.

                 2. Section 4.4 is further amended by adding a new subsection (b), to read as follows:

                          (b)     In order to provide Participants the
                 opportunity to obtain sufficient information to make informed decisions with regard to investment alternatives available under the Plan:

                                  (1)      The Committee or its designee shall
                 provide each Participant, by means of the summary plan description or by separate written communication, with the following information:

                                        (A)     An explanation that the Plan is
                 intended to constitute a plan described in Section 404(c) of ERISA and the regulation thereunder, and that the fiduciaries of the Plan may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by the Participant.

                                        (B)     With respect to each Investment
                 Option, a general description of the investment objectives and risk and return characteristics of such Investment Option, including information relating to the type and diversification of assets comprising the portfolio of the Investment Option.

                                        (C)     Identification of the
                 investment manager with respect to each Investment Option.

                                        (D)     An explanation of the
                 circumstances under which Participants may give investment instructions and any limitations or restrictions on such instructions, including any restrictions with respect to transfers to or between Investment Options, and, if voting, tender or similar rights with respect to investments held in an Investment Option are passed through to Participants, any restrictions on such rights.

                                        (E)     A description of any
                 transaction fees and expenses which affect the Participant's Account balance in connection with the purchase or sale of interests in the several Investment Options (e.g., commissions, sales loads, deferred sales charges, redemption or exchange fees).

                                        (F)  The name, address and telephone
                 number of the Plan fiduciary (or its designee) which is responsible for the provision of information upon request as described in paragraph (2) below.

                                        (G)     Such other information as may
                 be required to be disclosed to Participants, with respect to an Investment Option, in accordance with Labor Regulation
                 Section 2550.404c-1(b)(2)(B)(1).

                                  (2)      The Committee or its designee shall
                 provide each Participant with the following information upon request, based on the latest information available to the
                 Plan:

                                        (A)     A description of the annual
                 operating expenses of each Investment Option (e.g., investment management or administrative fees, transaction costs) which reduce the Option's rate of return to Participants and beneficiaries, and the aggregate amount of such expenses expressed as a percentage of the average net assets of the Investment Option.

                                        (B)     Copies of prospectuses,
                 financial statements and reports relating to the available Investment Options, to the extent such information is provided to the Plan.

                                        (C)     A list of the assets comprising
                 the portfolio of Investment Option A (fixed rate investment fund), the value of each such asset (or the proportion of the fund which it comprises) and, with respect to each fixed rate investment contract held in such fund, the name of the issuing bank, savings and loan association or insurance company, the term of the contract and the rate of return on the contract.

                                        (D)     With respect to any other
                 Investment Option the assets comprising the portfolio of which are "plan assets" within the meaning of Labor Regulation
                 Section 2510.3-101, a list of such assets and the value of each such asset, or the proportion of the portfolio which it comprises.

                                        (E)     Information regarding the past
                 and current investment performance of each Investment Option.

                                        (F)     Information regarding the value
                 of the Participant's Account invested in each Investment
                 Option.

                                        (G)     Such other information as may
                 be required to be disclosed upon request to Participants, with respect to an Investment Option, in accordance with Labor Regulation Section 2550.404c-1(b)(2)(B)(2).


                 IN WITNESS WHEREOF, United Parcel Service of America, Inc. has caused this Amendment No. 12 to the Plan to be executed this
day of             1994.


ATTEST:                            UNITED PARCEL SERVICE OF
                                   AMERICA, INC.

By:
   ----------------------------    ------------------------------